Exhibit 99.1

NEWS RELEASE For Immediate Distribution	Company Contact: Jackie Cossmon (408) 616-7220 ir@xenoport.com

XenoPort Appoints Dennis Fenton to Board

SANTA CLARA, CA, August 13, 2009 — XenoPort, Inc. (Nasdaq: XNPT) announced today the appointment of Dennis M. Fenton, Ph.D., to its board of directors. Dr. Fenton has over 30 years of pharmaceutical and biotechnology experience, including over 25 years at Amgen Inc., a biotechnology company.

“We are pleased to welcome Dennis to the XenoPort board,” said Ronald W. Barrett, Ph.D., chief executive officer of XenoPort. “Dennis’ broad experience in key areas of the pharmaceutical industry will provide great value to XenoPort as we pursue our vision to make important new medicines available to patients.”

During his tenure at Amgen, Dr. Fenton held numerous positions including executive roles in process development, manufacturing, sales and marketing and research and development. Most recently, Dr. Fenton served as Executive Vice President, responsible for worldwide operations, manufacturing, process development and quality. Under Dr. Fenton’s leadership, Amgen established manufacturing operations in California, Colorado, Puerto Rico and Rhode Island. Dr. Fenton has a B.S. in Biology from Manhattan College and a Ph.D. in Microbiology from Rutgers University. Dr. Fenton serves on the board of trustees of Rutgers University and the Keck Graduate Institute. He is also a member of the boards of directors of Amira Pharmaceuticals, Inc., KYTHERA Biopharmaceuticals, Inc. and CytomX Therapeutics, LLC.

About XenoPort

XenoPort, Inc. is a biopharmaceutical company focused on developing a portfolio of internally discovered product candidates that utilize the body’s natural nutrient transport mechanisms to improve the therapeutic benefits of existing drugs. XenoPort is developing its lead product candidate, XP13512, in collaboration with Astellas Pharma Inc. and GlaxoSmithKline (GSK). The U.S. Food and Drug Administration (FDA) is currently reviewing GSK’s new drug application (NDA) for XP13512 as a potential treatment for moderate-to-severe primary restless legs syndrome in the United States. XenoPort’s product candidates are also being studied for the potential treatment of gastroesophageal reflux disease, migraine headaches, neuropathic pain, spasticity related to spinal cord injury, acute back spasms and Parkinson’s disease.

To learn more about XenoPort, please visit the Web site at www.XenoPort.com.

Forward-Looking Statements

This press release contains “forward-looking” statements, including, without limitation, all statements related to XenoPort’s future clinical development and commercialization plans; and the therapeutic and commercial potential of XenoPort’s product candidates. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “potential,” “will,” “vision” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertain results and timing of clinical trials; risks related to the uncertainty of the FDA approval process, the Japanese NDA filing process and other regulatory requirements;

XenoPort’s dependence on its current collaborative partners; and the uncertain therapeutic and commercial value of XenoPort’s product candidates. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Form 10Q filed with the Securities and Exchange Commission on August 6, 2009. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

XenoPort is a registered trademark of XenoPort, Inc.

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